Exhibit 21


                         NATURAL WAY TECHNOLOGIES, INC.

                              List of Subsidiaries
                              --------------------


           Name                      Jurisdiction of Organization
           ----                      ----------------------------

China Medical Development
  Company Limited                    British Virgin Islands

Dunhua Huakang Pharmaceutical
  Co. Ltd.                           People's Republic of China